EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Trimaine Holdings, Inc. Liquidating Trust on Form 10-K for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the ‘Report’), the undersigned, the trustee of Trimaine Holdings, Inc. Liquidating Trust, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Trimaine Holdings, Inc. Liquidating Trust

Dated: March 31, 2005

/s/ Mark C. Steinley
Mark C. Steinley
Trustee

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Trimaine Holdings, Inc. Liquidating Trust and will be retained by Trimaine Holdings, Inc. Liquidating Trust and furnished to the Securities and Exchange Commission or its staff upon request.